                                                                   EXHIBIT 10.16

                           COMMERCIAL LEASE AGREEMENT

                               FRANKLIN BANK, SSB

                              3724 JEFFERSON STREET
                          SUITE 114 AND HISTORIC ANNEX
                               AUSTIN, TEXAS 78731

                           COMMERCIAL LEASE AGREEMENT

Effective Date:   July 27, 2001

Landlord:         A.S.C. Management, Inc.

Tenant:           Franklin Bank, SSB

Building:         Franklin Square Building
                  3724 Jefferson Street
                  Austin, TX 78731

Leased Premises:  Suite No. 114 on the 1st floor, containing approximately 3750 rentable square feet and the historic annex, containing 976 rentable square feet, for a total of 4726 rentable square feet

Term: a term of 60 months, beginning August l, 2001 and ending July 31, 2006, with option to renew

THIS COMMERCIAL LEASE AGREEMENT (this "Lease"), is executed to be effective as of the Effective Date by and between Landlord and Tenant.

1. PREMISES AND TERM - Landlord does hereby lease the Leased Premises to Tenant. The Building is located on the tract of land described on Exhibit A attached hereto.

2. USE - Tenant shall use and occupy the Premises for professional purposes only, and for no other purpose without Landlord's prior written consent.

3. RENT - Tenant promises to pay Landlord, at the offices of Landlord, at 3724 Jefferson, Suite 306, Austin, Texas 78731, monthly rent under this Lease in accordance with the Rent Schedule which is attached as Exhibit C hereto. The monthly rent shall be payable in advance, without demand, on the first day of each and every calendar month during term hereof; provided, however, that the first such monthly rental payment shall be due upon execution of this Lease. Should the term of the Lease begin on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, the rent for such partial month shall be proportionately reduced.

4. SECURITY - Tenant has deposited the Security Deposit in the amount of $2000.00 with Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease on Tenant's part to be performed. Provided Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed, this Security Deposit shall be returned to Tenant after the expiration of this Lease. In the event of a bona fide sale, subject to this Lease, Landlord shall have the right to transfer the Security Deposit to the buyer for the benefit of Tenant. Landlord, upon notice to Tenant of such sale and assignment of the security deposit to the buyer, shall be released from all liability for the return of such Security Deposit. Tenant agrees to look solely to the new Landlord for the return of the Security Deposit, and it is agreed that this shall also apply to any subsequent transfer or assignment of the Security Deposit to any new Landlord.

5. CARE OF PREMISES, ALTERATIONS, ETC. - Tenant shall take good care of the Premises and any fixtures which are and shall remain the property of the Landlord which may be located or situated on, in or made a part of the Premises and shall, at Tenant's own cost and expense make all repairs to the Premises and fixtures other than structural repairs. At the end of the term of this Lease, Tenant shall deliver the Premises in good order and condition, damages by the elements excepted.

COMMERCIAL LEASE AGREEMENT
PAGE 1

         6. The Tenant shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of any governmental or quasi-governmental authority, including departments, bureaus and the like, having jurisdiction applicable to the Premises, for the correction, prevention, and abatement of violations, nuisances or other grievances, in, upon, or connected with the Premises during the term of this Lease, at the Tenant's own cost and expense.

         7. Tenant's, Tenant's successors, heirs, executors or administrators shall not make any alterations to the Premises without the Landlord's consent in writing; or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under the penalty of damages and forfeiture, and in the event of a breach thereof, the term herein shall immediately cease and terminate at the option of the Landlord as if it were the expiration of the original term.

         8. Tenant will not do anything in or to the Premises, or bring anything into the Premises, or permit anything to be done or brought into or kept in the Premises, which will in any way increase the rate of fire insurance on said Premises, nor use the Premises or any part thereof, nor allow or permit its use for any business or purpose which would cause an increase in the rate of fire insurance on said building, and the Tenant agrees to pay as additional rent the cost of any increase in fire insurance on demand by Landlord.

         9. Tenant shall not encumber or obstruct the sidewalk in front of, entrance to, or halls and stairs of said Premises, nor allow the same to be obstructed or encumbered in any manner.

         10. Landlord is exempt from any and all liability for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building or from any damage or injury caused by or due to the negligence of the Landlord, excepting gross negligence or willful misconduct.

11. SERVICES PROVIDED BY LANDLORD - As long as Tenant is not in default of any of the terms and conditions of this Lease, Landlord agrees to provide the following services:

         a. Landlord agrees to provide to Tenant peaceful possession and enjoyment of the leased premises;

         b. Landlord agrees to repair any damage to the exterior building and to maintain the building including the repair of the heating and air conditioning systems, plumbing, water and wastewater, gas and electricity, all in a timely manner;

         c. Landlord agrees to maintain the landscaping and the parking lot, including the removal of snow and ice;

         d. Landlord agrees to maintain an insurance policy for fire and hazard insurance to insure the property and/or building. Landlord is not obligated to maintain a policy of comprehensive general liability insurance. Landlord agrees that all insurance policies will be issued and binding upon solvent insurance companies rated Best's A- or better authorized to do business and in good standing with the state of Texas.

         e. Landlord agrees to provide non-exclusive use of the parking lot for the parking of customers, employees, and visitors.

         f. Landlord agrees to pay all real estate and ad valorem taxes on the building to all taxing authorities. In the event that real estate taxes due and owing by Landlord for the building shall be increased above the charges for the base year of 2000, Tenant agrees to pay as additional rent, within 30 days of receipt of notice from the Landlord, an amount equal to such additional real estate taxes or Tenant's share of additional real estate taxes.

         g. Landlord agrees to pay for all utilities provided to the leased premises including, but not limited to electric, water, waste water and gas.

COMMERCIAL LEASE AGREEMENT
PAGE 2

12. NO ABATEMENT OF RENT OR ADDITIONAL RENT - Landlord shall not be liable for failure to give possession of the Premises upon commencement date by reason of the fact that the Premises are not ready for occupancy or because a prior tenant or any other person is wrongfully holding over or is in wrongful possession, or for any other reason. The rent shall not commence until possession is given or is available, but the term herein shall not be extended.

         13. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reasons of government preemption in connection with a National Emergency or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

         14. No diminution or abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising form the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a government authority. In respect to the various "services" if any, herein expressly or impliedly agreed to be furnished by Landlord to Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alteration or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, nor gross negligence on the part of Landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. Landlord shall not be required to furnish, and Tenant shall not be entitled to receive any "services" during any period when Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the Premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

15. REAL ESTATE TAXES - Tenant acknowledges that the Premises comprise approximately 4726 square feet of the building which shall be defined as "Tenant's share." In the event that real estate taxes due and owing by Landlord for the building shall be increased above those charges during the base year (which is defined as the tax or fiscal year used by the governmental authority assessing such taxes in effect on the commencement date of this Lease), Tenant agrees to pay as additional rent within thirty (30) days of receipt of notice from Landlord, an amount equal to such additional real estate taxes or Tenant's share of additional real estate taxes.

16. DAMAGE TO THE PREMISES - Tenant must give Landlord prompt notice of fire, accident, casualty, damage or dangerous or defective condition. If the Premises can not be used because of fire or other casualty, Tenant is not required to pay rent for the time the Premises are unusable. If part of the Premises can not be used, Tenant must pay rent for the usable part. Landlord shall have the right to decide which part of the Premises is usable. Landlord need only repair the damaged structural parts of the Premises. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations unless originally installed by Landlord. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord's control.

         17. If the fire or other casualty is caused by an act or neglect of Tenant, Tenant's employees or persons on the Premises with permission of Tenant, or at the time of the fire or casualty Tenant is in default in any term of this Lease, then all repairs for which the Landlord is not insured but the Tenant is will be made at Tenant's expense and Tenant must pay the full rent with no adjustment. The cost of the repairs will be added to the rent.

COMMERCIAL LEASE AGREEMENT
PAGE 3

         18. Landlord has the right to demolish or rebuild the building if there is substantial damage by fire or other casualty. Landlord may cancel this Lease within 30 days after the substantial fire or casualty by giving Tenant notice of Landlord's intention to demolish or rebuild. The Lease will end 30 days after Landlord's cancellation notice to Tenant. Tenant must deliver the Premises to Landlord on or before the cancellation date in the notice and pay all rent due to the date of the fire or casualty. If the lease is cancelled, Landlord is not required to repair the Premises or building. The cancellation does not release Tenant of liability in connection with the fire or casualty. Furthermore, Tenant has the right to cancel the Lease within 30 days after the substantial damage or casualty, giving 30 days notice of intent to Landlord.

19. INSPECTION AND ENTRY BY LANDLORD - Tenant agrees that Landlord and Landlord's agents and other representatives shall have the right to enter into and upon the Premises, or any part hereof, at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation of the Premises.

         20. Tenant also agrees to permit Landlord or the Landlord's agents to show the Premises to persons wishing to lease or purchase the Premises. Tenant further agrees that on and after the sixth month preceding the expiration of the term of this Lease, Landlord or Landlord's agents shall have the right to place notices on the front of said Premises, or any part thereof, offering the Premises "To Let" or "For Sale" and the Tenant agrees to permit the same to remain thereof without hindrance or molestation.

         21. If the Premises, or any part thereof shall be deserted or become vacant during the term of this Lease, or if Tenant shall default in the payment of rent or any part thereof or shall default in the performance of any of the covenants herein contained, Landlord may rent the Premises on behalf of the Tenant, reserving the right to rent the Premises for a longer period of time than fixed in the original lease without releasing the original Tenant from any liability, applying any moneys collected, first to the expense of resuming or obtaining possession, second to restoring the Premises to a rentable condition, and then to the payment of the rent and all other charges due and to become due to the Landlord, any surplus to be paid to the Tenant, who shall remain liable for any deficiency.

22. SIGNS - Tenant shall neither place, nor cause nor allow to be placed, any sign or signs of any kind whatsoever at, in or about the entrance to said Premises or any part of same, except in or at such place or places as may be indicated by the Landlord and upon written consent by Landlord. In the event Landlord or Landlord's representatives shall deem it necessary to remove any such sign in order to paint the Premises or the building wherein same is situated or make any repairs, alterations, improvements in or upon the Premises or the building or any part of the Premises or the building. Landlord shall have the right to do so, providing any sign be removed and replaced at Landlord's expense whenever the said repairs, alterations or improvements shall be completed.

23.      INSURANCE   Tenant agrees to maintain in full force and effect during
the entire term of this Lease, liability insurance insuring Landlord against any loss or damage sustained or to which Landlord may be subject by reason of Tenant's occupancy and use of the Premises, which policy shall have the following limits of liability: in an amount not less that $300,000 with respect to injuries to or death of any one person, in an amount not less that $300,00 with respect to any one accident or disaster, and in an amount not less than $100,000 with respect to property damaged or destroyed. Tenant agrees to furnish to Landlord, prior to the effective date of this Lease, a binder or other such certificate evidencing such insurance coverage.

         24. Tenant agrees that it will, at its own cost and expense, keep its furniture, fixtures, equipment, records, and personal property insured against loss or damage by fire or other peril normally covered by "extended coverage" endorsements, and shall deliver to Landlord prior to the effective date of this Lease, a binder or other such certificate of such insurance coverage.

25. SUBLETTING OR ASSIGNMENT - Neither the Premises nor any portion of the Premises may be sublet, nor may this Lease be assigned without the express written consent of Landlord upon such terms and conditions as Landlord may require.

COMMERCIAL LEASE AGREEMENT
PAGE 4

26. DEFAULT - If Tenant defaults in fulfilling any of the terms and conditions of this Lease other than the payment of rent or additional rent; or if the Premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property located or situated at or on the Premises whereby the Premises shall be taken or occupied by someone other than Tenant; or if this Lease shall be rejected under any applicable provision of the bankruptcy laws; or if Tenant shall fail to take possession within fifteen (15) days of the commencement of this Lease; and upon Landlord serving written notice to Tenant specifying the nature of the default, Tenant shall have ten (10) days from the date of receipt of such notice to cure the default (or if such default cannot be cured within such period, Tenant must diligently and in good faith proceed to cure the default). If Tenant shall have failed to cure or proceed to cure the default within such period, Landlord may serve a ten (10) day notice of cancellation of this Lease upon Tenant and upon the expiration of the cancellation period this Lease shall terminate and expire and Tenant shall quit and surrender the Premises to Landlord but Tenant shall remain liable as provided in this Lease.

27. NO WAIVER BY LANDLORD - The failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any rights or remedies that Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally.

28. LEASE NOT A LIEN - This Lease shall not be a lien against the Premises in respect to any mortgage that may now or in the future be placed against said Premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this Lease, irrespective of the date of recording, and the Tenant agrees to execute without cost any such instrument which may be deemed necessary or desirable to further effect the subordination of this Lease to any such mortgages, and a refusal to execute such instrument shall entitle the Landlord, or the Landlord's assigns and legal representative to the option of canceling this Lease without incurring any expenses or damages and the term hereby granted is expressly limited accordingly.

29. QUIET POSSESSION - Landlord covenants that Tenant, on paying the rent and additional rent, and faithfully performing the covenants required or imposed upon Tenant, shall and may peacefully and quietly have, hold and enjoy the Premises for the term of this Lease, provided however, that this covenant shall be conditioned upon the retention of title to the Premises by the Landlord.

30. RULES OF BUILDING - Tenant and Tenant's agents, employees and invitees will comply fully with the Building Rules and Regulations which are attached as
Schedule 1 to this Lease and made a part hereof by this reference. Landlord may amend or change the rules and regulations as it may deem advisable to provide for the safety, protection, care and cleanliness of the Building by giving Tenant a written copy of all such changes and amendments.

31. BINDING EFFECT - It is mutually understood and agreed that the covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

* Tenant shall have the option to renew the Lease for two five-year periods under the same terms except the rental shall be adjusted according to the schedule to be determined by Landlord and Tenant.

COMMERCIAL LEASE AGREEMENT
PAGE 5

SPECIAL PROVISIONS:

         1. Tenant shall have 2 (two) designated parking spaces in front of its separate entrance, with signs designated for Bank Customers Only.

         2. Landlord agrees to change the name of the Building from Franklin Square to Franklin Bank. Tenant has the option of having a lighted sign on top of front face of the Building, and the further option to improve the lot entrance at the intersection of Bull Creek and Jefferson Street with a new sign and/or flags including the Franklin Bank flag.

         3. Tenant has the option to lease any adjacent space, one of which is currently occupied by Dr. Terry (known as Suite 111), when space becomes available. The option on Suite 111 shall run concurrent with the primary term of this Lease and also the option period.

COMMERCIAL LEASE AGREEMENT
PAGE 6

         IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the date first written above.

                                             TENANT:
                                             Franklin Bank, SSB
                                             Robert Rhoades

                                             By: _______________________________

                                             Title: ____________________________

                                             LANDLORD:
                                             A.S.C. Management, Inc.
                                             Manny Farahani

                                             By: /s/
                                                 -------------------------------
                                             Title:

COMMERCIAL LEASE AGREEMENT
PAGE 7

                                   SCHEDULE 1

                         BUILDING RULES AND REGULATIONS

32. Tenant agrees to make a deposit, in an amount fixed by Landlord from time to time, for each key issued by Landlord to Tenant for its offices and upon termination of this Lease to return all keys to Landlord. Landlord will then refund the amount deposited on each key returned.

33. Tenant will refer all contractors, contractors' representatives and installation technicians, rendering any service to Tenant to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in Building including installations of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any earlier physical portion of Building.

34. Movement in or out of Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways, or movement through Building entrances or lobby shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant will include determination by Landlord and subject to its decision and control, time, method, and routing of movement, limitations imposed by safety or ether concerns which may prohibit any article, equipment or any ether item from being brought into Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord, if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

35. No signs will be allowed in any form on the exterior of the Building or on windows inside or outside of the Building, except as Landlord may permit in its sole discretion. No signs except in uniform location in uniform style fixed by Landlord will be permitted in public corridors or corridor doors or entrances to Tenants space. All signs will be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time, and Tenant will be billed and pay for such service accordingly.

36. No portion of Tenants area or any other part of Building shall at any time be used or occupied as sleeping or lodging quarter.

COMMERCIAL LEASE AGREEMENT

37. Tenant shall not place, install or operated on leased premises or in any part of Building, any engine, stove, or machinery, or conduct mechanical operations or cook thereon or therein, or place or use or about premises any explosives, gasoline, kerosene, off, acids, caustics, or any other inflammable, explosive, or hazardous material without written consent of Landlord. Tenant is responsible for the cost and installation of any fire extinguishers required by the fire marshall. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area of public rooms regardless of whether such loss occurs when area is locked against entry or not.

38. No birds or animals shall be brought into or kept in or about Building.

39. Employees of Landlord shall not receive or carry messages for or to any Tenant or either person, nor contract with or render free or paid service to any Tenant or Tenants agents, employees, or invitees.

40. Landlord will not permit entrance to Tenant's offices by use of pass keys controlled by Landlord, to any person, at any time, without written permission by Tenant, except employees, contractors, or service personnel directly supervised by Landlord.

41. None of the entries, passages, doors elevators, elevator doors, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas, or such areas be used at any time except for access or egress by Tenant, Tenant's agents, employees, or invitees.

42. The Landlord desires to maintain the highest standards of environmental comfort and convenience for the tenantry. It will be appreciated if any undesirable conditions or lack of courtesy or attention are reported directly to the management.

43. This is a Non-Smoking Building.




COMMERCIAL LEASE AGREEMENT

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

         DESCRIPTION OF A TRACT OF LAND CONTAINING 1.463 ACRES IN THE GEORGE W. SPEAR LEAGUE IN THE CITY OF AUSTIN, TRAVIS COUNTY, TEXAS. SAID 1.463 ACRES BEING THE SAME LAND DESCRIBED IN A SUBSTITUTE TRUSTEE AS DEED ASSIGNED TO OLD STONE BANK, A FEDERAL SAVINGS BANK OF RECORD IN VOLUME 10441, PAGE 779 OF THE DEED RECORDS OF TRAVIS COUNTY, TEXAS. SAID 1.463 ACRES BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS
         FOLLOWS:


BEGINNING at a 3/4 inch iron pipe found at the southeast corner if the herein described tract and said Old Stone tract, same being in the west right-of-way line of Jefferson Street;

THENCE, with the south line of the herein tract and said Old Stone tract, North 60 degrees 50A07A West 257.71A to a 1/2 inch rod found at the southeast corner of the herein described track and said Old Stone tract, same being in the east right-of-way line of a 16 foot wide alley;

THENCE, with the west line of the herein described tract and said Old Stone tract, same being the east line of said alley, North 16 degrees 03A 51A East
330.69 A to a 1/2 inch iron rod found at the most northerly corner of the herein described tract and said Old Stone tract, same being at the intersection of the east right-of-way line of Bull Creek Road;

THENCE, with the northerly line of the herein described tract and said Old Stone tract same being the southerly right-of-way line of Bull Creek Road, South 30 degrees 20A 00A East 146.10 feet to a 60d nail found in asphalt at an interior corner of the herein described tract and sail Old Stone tract;

THENCE, with a northwest line of the herein described tract and said Old Stone tract, and continuing with right-of-way line of Bull Creek road North 50 degrees 10A 17A East 5.08 feet to a 1/2 inch iron rod found at a northwest corner of the herein described tract and said Old Stone tract;

THENCE, with a northerly line of the herein described tract and said Old Stone tract, same being a southerly right-of-way line of Bull Creek Road, South 30 degrees 21A 43A east 201.77 feet to a masonry nail set in a hold found in concrete at the most northerly northeast corner of the herein described tract and said Old Stone tract, same being the beginning of a curve to the right;

THENCE, with the curve northeasterly line of the herein described tract and said Old Stone tract, same being the curving southwesterly right-of-way line of Bull Creek Road, with said curve having a radius of 70.66 feet, an interior angle of 61 degrees 46A 09A, and arc length of 76.18 feet and a chord which bears South 00 degrees 38A 59A West 72.54 feet to a bolt found in concrete at the most


COMMERCIAL LEASE AGREEMENT
easterly northeast corner of the herein described tract and said Old Stone tract, same being the intersection of the southwesterly right-of-way line of Bull Creek Road with the west right-of-way line of Jefferson Street;

THENCE, with the east line of the herein described tract and said Old Stone tract, same being the west right-of-way of Jefferson Street, South 31 degrees 31A 29A West 86.68 feet to the POINT OF BEGINNING.
















COMMERCIAL LEASE AGREEMENT

                           A. S. C. MANAGEMENT, INC.
                           3724 Jefferson, Suite 306
                              Austin, Texas 78731
                                 (512) 452-9902
                              (512) 453-8412 (Fax)

April 15, 2002

                              LEASE MODIFICATION #1

I.       SUMMARY OF BASIC LEASE PROVISIONS

         1. Lessor:          A.S.C. Management, Inc.
         2. Lessee:          Franklin Bank, SSB
         3. Office Building: 3724 Jefferson Street
                             Austin, Texas 78731
         4. Term:            Beginning May 1, 2002 and running concurrently
                             with original lease ending July 31, 2006

Whereas that certain lease entered into on August 1, 2001, covering 4726 rentable square feet of office space located in the Franklin Square Building, City of Austin, Texas, is hereby modified as follows:

* ADDITION OF 623 RENTABLE SQUARE FEET OF OFFICE SPACE LOCATED ON THE FIRST
FLOOR

                         ADDITIONAL                       MONTHLY        TOTAL
      PERIOD               SQ. FT          RATE           PAYMENT       PAYMENT
---------------------------------------------------------------------------------
05/01/02-07/31/02           623
08/01/02-07/31/03           623
08/01/03-07/31/04           623
08/01/04-07/31/05           623
08/01/05-07/31/06           623

See attached Rent Schedule for entire leased space. All other terms and provisions of this lease remain in full force and effect.

LANDLORD                                     TENANT

/s/                                          /s/
--------------------------------             -----------------------------------
A.S.C. Management, Inc.                      Franklin Bank, SSB


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Date                                         Date